UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

QUOIN PHARMACEUTICALS LTD.
(Translation of registrant’s name into English)

State of Israel	001-37846	92-2593104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42127 Pleasant Forest Court Ashburn, VA	20148-7349
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 980-4182

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one (1) Ordinary Share, no par value per share	QNRX	The Nasdaq Stock Market LLC
Ordinary Shares, no par value per share*		N/A
*	Not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2024, Quoin Pharmaceuticals Ltd. (the “Company”), completed a public offering (the “Offering”) of an aggregate of: (i) 3,137,778 ordinary shares, no par value, of the Company (“Ordinary Shares”) represented by American Depositary Shares (“ADSs”), (ii) 15,111,110 Series F warrants (the “Series F Warrants”) to purchase up to 15,111,110 Ordinary Shares represented by ADSs (the “Series F Warrant ADSs”), (iii) 15,111,110 Series G warrants (the “Series G Warrants” and together with the Series F Warrants, the “Warrants”) to purchase up to 15,111,110 Ordinary Shares represented by ADSs (the “Series G Warrant ADSs”) and (iv) 11,973,332 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 11,973,332 Ordinary Shares represented by ADSs (the Pre-Funded Warrant ADSs”). The ADSs, Series F Warrants, Series G Warrants, Pre-Funded Warrants, Series F Warrant ADSs, Series G Warrant ADSs and Pre-Funded Warrant ADSs are collectively referred to herein as the “Securities.”

Each ADS (or Pre-Funded Warrant to purchase one ADS in lieu thereof) was sold together with a Series F Warrant to purchase one ADS and a Series G Warrant to purchase one ADS. The ADSs and accompanying Warrants were sold at a combined public offering price of $0.45 and the Pre-Funded Warrants and accompanying Warrants were sold at a combined public offering price of $0.4499, which is equal to the combined purchase price per ADS and accompanying Warrants, minus the exercise price of each Pre-Funded Warrant of $0.0001.

The Company received aggregate gross proceeds from the Offering of approximately $6.8 million, before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from this offering for general corporate purposes, which may include operating expenses, research and development, including clinical and pre-clinical testing of our product candidates, working capital, future acquisitions and general capital expenditures.

Certain of the Company’s officers and directors purchased an aggregate of 1,333,333 of our ADSs and accompanying Warrants to purchase 2,666,666 of our ADSs, for a total purchase price of approximately $600,000, at the public offering price and on the same terms as the other purchasers in this Offering.

The Securities Offered

The Pre-Funded Warrants were immediately exercisable upon issuance, have an exercise price of $0.0001 per share and may be exercised at any time until exercised in full. The Series F Warrants and the Series G Warrants have an exercise price of $0.45 per share and were immediately exercisable upon issuance. The Series F Warrants will expire two (2) years from the date of issuance and the Series G Warrants will expire five (5) years from the date of issuance. There is not expected to be any trading market for the Pre-Funded Warrants or the Warrants issued in the Offering.

The exercise price of the Pre-Funded Warrants and the Warrants, and the number of ADSs issuable pursuant to the Pre-Funded Warrants and the Warrants, will be subject to adjustment in the event of any stock dividend or split, reorganization or similar event, as described in the Pre-Funded Warrants and the Warrants. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Additionally, in the event of a fundamental transaction, we or any successor entity will, at the option of the holder of a Warrant exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement thereof), purchase the Warrant from the holder by paying to the holder an amount of consideration equal to the value of the remaining unexercised portion of such Warrant on the date of consummation of the fundamental transaction based on the Black-Scholes option pricing model, determined pursuant to a formula set forth in the Warrants. The consideration paid to the holder will be the same type or form of consideration that was offered and paid to the holders of ordinary shares in connection with the fundamental transaction; provided that if no such consideration was offered or paid, the holders of ordinary shares will be deemed to have received ordinary shares of the successor entity in such fundamental transaction for purposes of this provision of the Warrants.

An investor (together with its affiliates) may not exercise any portion of the Warrants or Pre-Funded Warrants to the extent that the investor would beneficially own more than 4.99% of the Company’s outstanding Ordinary Shares immediately after such exercise.

The Securities were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-283734) (as amended through the date hereof), filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act.

The foregoing summary of the Pre-Funded Warrants, the Series F Warrants and the Series G Warrants does not purport to be complete and is qualified in is entirety by reference to the definitive transaction documents, forms of which are filed as Exhibits 4.1, 4.2, and 4.3, respectively, to this Form 8-K and are each incorporated herein by reference.

The Securities Purchase Agreement

In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) dated December 20, 2024, with certain institutional investors signatory thereto, pursuant to which the Company agreed to issue and sell to such investors, certain of the Securities sold in the Offering. The Purchase Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the investors signatory thereto, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Pursuant to the terms of the Purchase Agreement, the Company agreed, subject to certain exceptions, (i) to not enter into variable rate financings for a period of 180 days following the closing of the Offering, and (ii) to not enter into any equity financings for 90 days from closing of the Offering.

The foregoing does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by reference to the full text of the form of such document, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The Placement Agency Agreement

Maxim Group LLC (the “Placement Agent”) acted as the exclusive placement agent for the Company in connection with the Offering. Pursuant to that certain placement agency agreement, dated December 20, 2024, by and between the Company and the Placement Agent (the “Placement Agency Agreement”). The Company agreed to pay to the Placement Agent a cash fee equal to 7% of the aggregate gross proceeds raised in the Offering, provided that such cash fee shall not apply to proceeds from purchases of securities by the Company’s officers and directors in the Offering. In addition, the Company also agreed to reimburse the Placement Agent for certain expenses relating to the Offering, up to a maximum reimbursement allowance of $125,000.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, other obligations of the parties and termination provisions.

The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

 The foregoing does not purport to be a complete description of the Placement Agency Agreement and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Amendment of Prior Warrants

On December 20, 2024, the Company also entered into privately negotiated agreements with the holders of certain existing outstanding warrants to purchase up to 7,002,500 ADSs (the “Prior Warrants”) to, among other things, reduce the exercise price of such Prior Warrants to $0.45 and to extend the current expiration date of the Prior Warrants until December 23, 2029.

The foregoing summary of the amendments to the Prior Warrants does not purport to be complete and is qualified in its entirety by reference to the form of the definitive transaction document, which is filed as Exhibit 4.4 to this For 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On December 20, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
1.1	Placement Agency Agreement
4.1	Form of Pre-Funded Warrant
4.2	Form of Series F Warrant
4.3	Form of Series G Warrant
4.4	Form of Amendment to Warrants to Purchase Ordinary Shares Represented by American Depositary Shares
10.1+	Form of Securities Purchase Agreement
99.1	Press Release, dated December 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 26, 2024	QUOIN PHARMACEUTICALS LTD.

	By:	/s/ Gordon Dunn
	Name:	Gordon Dunn
	Title:	Chief Financial Officer